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JT 1335 1/2
                              COPYRIGHT, 1930, BY
                            DWIGHT & M. H. JACKSON
                                    CHICAGO
                                PATENT PENDING



NUMBER                                                                    SHARES

 ***                                                                       ***

INCORPORATED UNDER THE LAWS                             OF THE STATE OF DELAWARE


                      THE CHILDREN'S BEVERAGE GROUP, INC.



                                     * * *
This Certifies that______________________________________________is the owner of

               * * *
____________________________________________________full paid and non-assessable
              SERIES A
SHARES OF THE PREFERRED STOCK OF THE CHILDREN'S BEVERAGE GROUP, INC. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

     The corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this__________________day of_______________A.D. 19____.


                                                                      SPECIMEN
____________________________                        ____________________________
              SECRETARY                                            PRESIDENT